SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 2, 2007

Citigroup Inc.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-9924 (Commission File Number)	52-1568099 (IRS Employer Identification No.)

399 PARK AVENUE, NEW YORK, NEW YORK (Address of principal executive offices)	10043 (Zip Code)

Registrant's telephone number, including area code: (212) 559-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into A Material Definitive Agreement.

On October 2, 2007, Citigroup Inc. (“Citigroup”) announced that it had reached an agreement (the “Basic Agreement”) with Nikko Cordial Corporation (“Nikko Cordial”) to acquire all of the issued shares of Nikko Cordial that Citigroup does not already own in exchange for shares of Citigroup. The acquisition will take the form of a share exchange, to be voted upon by Nikko Cordial shareholders at a meeting expected to be held in December 2007. Following completion of the share exchange (which is expected to occur in January 2008), Citigroup will own 100% of the issued shares of Nikko Cordial through Citigroup Japan Holdings Ltd., a direct wholly owned Japanese subsidiary of Citigroup that currently holds Citigroup’s approximately 68% stake in Nikko Cordial.

Under the Basic Agreement, Citigroup Japan Holdings Ltd. will enter into a share exchange agreement with Nikko Cordial once the parties have finalized the operational aspects of the delivery of Citigroup shares to Nikko Cordial shareholders. The share exchange agreement is expected to be signed by the end of October 2007.

The Basic Agreement provides that Nikko Cordial’s minority shareholders will be entitled to receive Citigroup shares with an expected value at the time the exchange ratio is determined of ¥1,700 per Nikko Cordial share. The number of Citigroup shares to be exchanged for each Nikko Cordial share will be determined using the average trading price of Citigroup shares, subject to a minimum average of $37.00 and a maximum average of $58.00, over an agreed number of trading days during a valuation period (in December 2007 or January 2008) to be specified in the share exchange agreement. The share exchange will have a transaction value of approximately ¥530 billion (or US$4.6 billion) at the time the exchange ratio is determined.

Prior to completion of the share exchange, Citigroup intends to purchase additional Nikko Cordial shares – not to exceed approximately 1% of Nikko Cordial’s issued shares – in on-market transactions, subject to all applicable laws and regulations.

Item 8.01     Other Events.

Citigroup also announced that it has filed an application to list Citigroup common shares on the Tokyo Stock Exchange, and that it aims to have the listing become effective prior to completion of the share exchange.

A copy of the press release announcing the share exchange and the filing of an application to list Citigroup common shares on the Tokyo Stock Exchange is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01   Financial Statements and Exhibits.

(d)             Exhibits

Exhibit Number
99.1	Press Release, dated October 2, 2007, issued by Citigroup Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2007

CITIGROUP INC.
By:	/s/ Michael S. Helfer
Name: Michael S. Helfer Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number
99.1	Press Release, dated October 2, 2007, issued by Citigroup Inc.